STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (the "Agreement") is made and entered into as of the 31st day of January, 2018, by and between Dempsey Mork ("Mork"), Tonbridge, LLC and the Magellan Capital Corp. 401K Profit Sharing Plan (the "Plan") (collectively, the "Sellers") and Wenjian Liu (the "Buyer").

W I T N E S S E T H:

WHEREAS, the Sellers desires to sell an aggregate of 16,930,000 shares of common stock ("Sale Shares") of Western Lucrative Enterprises, Inc., an Iowa corporation (the "Company") to the Buyer for a purchase price of $325,000 in the aggregate (the "Purchase Price"), and the Buyer desire to purchase the Sale Shares for the Purchase Price and upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto, intending to be legally bound, agree as follows:

1. Sale and Transfer of the Sale Shares. At the Closing (as hereinafter defined) and subject to the terms and conditions of this Agreement, the Sellers shall sell, convey and deliver to the Buyer, and the Buyer, shall purchase and accept from the Sellers, the Sale Shares for the purchase price specified in Section 2 below.

2. Closing. The Closing of the transaction described in this Agreement shall take place on such date as mutually determined by the parties hereto (the "Closing"), which Closing is expected to be on February 1, 2018 or as soon thereafter as practicable, through an escrow at the law offices of J.M. Walker & Associates, Centennial, Colorado. At the Closing, the Sellers shall deliver to the Buyer one or more stock certificates duly endorsed and medallion stamped (or with a medallion waiver for transfer representing the Sale Shares; to wit, one certificate number 1028 registered in the name of Dempsey Mork for 700,000 shares, one certificate number 1044 registered in the name of MCC Profit Sharing Plan for 1,750,000 shares, one certificate 1046 registered in the name of MCC Profit Sharing Plan, and one newly issued certificate for 10,230,000 shares registered in the name of Tonbridge, LLC. All sales, transfer, income, or gain taxes applicable to the sale of the Sale Shares by Sellers as contemplated by this Agreement shall be paid by Sellers.

3. Representation and Warranties of the Sellers. The Sellers represents and warrant that:

(a) Authority. The Sellers have all necessary power and authority to execute, deliver and perform this Agreement and to consummate the transactions provided for herein. This Agreement has been duly authorized, executed and delivered by each Seller and constitutes a valid and binding obligation of the Sellers enforceable in accordance with its terms. The execution, delivery and performance of this Agreement by the Sellers does not and will not violate any provision of any law, regulation or order, or conflict with or result in the breach of, or constitute a default under, any material agreement or instrument to which the Sellers is a party or by which the Sellers may be bound or affected.

(b) Title. The Sellers have good and marketable title to the Sale Shares free and clear of all liens and encumbrances. The Sellers are the original, record and beneficial owner of the Sale Shares, having been issued such shares in their initial issuance by the Company.

(c) Affiliate Status. The Sellers are affiliates of the Company or its predecessor(s); as such term is defined in the Securities Act of 1933, as amended (the "Securities Act").

(d) Duly Endorsed. The certificates representing the Sale Shares will be duly endorsed upon their transfer to the Buyer.

(e) Litigation. There is no litigation now pending or threatened against Sellers or the Sale Shares, and further, to Sellers's knowledge and according to all information reasonably available to him or her, there is no cause, grounds, or basis for any such action against either them or the Sale Shares.

(f) Execution. Sellers have executed this Agreement voluntarily and with the full understanding of all of its terms and conditions.

(g) No Reliance. Other than the representations and warranties included in this Agreement, Sellers have not executed this Agreement in reliance upon any representations, warranties, affirmations, promises, or statements made by Buyer, the Company, or by Buyer's agents, the Company's agents, attorneys, or other representatives of the parties.

(h) Liabilities. The Company has only the liabilities set forth on its Quarterly Report on Form 10-Q for the quarter ended September 30, 2017 (the "10-Q"); such liabilities shall all be settled as set forth in Section 5 hereof.

(i) December 12, 2017 Form 8-K. Messrs. Pearson and Baker have no reportable disagreements with the Company and their resignations, and the appointment of Mr. Mork as sole director and officer, was done freely by them and without duress or any agreement to compensate them in any way.

4. Representation and Warranties of the Buyer. The Buyer hereby represents and warrants that:

(a) Authority. The Buyer has all necessary power and authority to execute, deliver and perform this Agreement and to consummate the transactions provided for herein. This Agreement has been duly executed and delivered by the Buyer and constitutes a valid and binding obligation of the Buyer enforceable in accordance with its terms. The execution, delivery and performance of this Agreement by the Buyer does not and will not violate any provision of any law, regulation or order, or result in the breach of, or constitute a default under, any material agreement or instrument to which the Buyer is a party or by which the Buyer may be bound or affected.

(b) No Solicitation. The Buyer's purchase of the Sale Shares hereunder has not been solicited by means of general solicitation or by advertisement.

5. Settlement of Liabilities. The liabilities set forth in the 10-Q include only amounts owed to Sellers and on the three notes payable set forth in Note C to the financial statements; such Notes will be settled at closing as set forth in the three separate agreements, and the accounts payable and accrued expenses on the balance sheet of Company shall be settled for the issuance of 10,230,000 shares of Company common stock, which shall be issued in the name of Tonbridge, LLC and then transferred to Buyer in connection with this Agreement.

6. Entire Agreement. This Agreement constitutes the complete understanding between the parties hereto with respect to the subject matter hereof, and no alteration, amendment or modification of any of the terms and provisions hereof shall be valid unless made pursuant to an instrument in writing signed by each party. This Agreement supersedes and terminates any and all prior agreements or understandings between the parties regarding the subject matter hereof.

7. Fees and Costs. The Sellers and the Buyer shall each bear their own fees and costs incurred in connection with this Agreement. There are no brokers or finders being paid except that Sellers have agreed to compensate William Burton as a finder.

8. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, executors, successors and assigns.

9. Governing Law. This Agreement has been made in and shall be construed and enforced in accordance with the laws of the State of New York.

10. Survival of Representations and Warranties. All representations and warranties made by the Sellers and the Buyer shall survive the Closing and for a period of one-year following the Closing.

11. Jurisdiction and Venue. Any claim or controversy arising out of or relating to the interpretation, application or enforcement of any provision of this Agreement, shall be submitted for resolution to a court of competent jurisdiction in New York. The parties hereby consent to personal jurisdiction and venue in New York.

12. Construction and Severability. In the event any provision in this Agreement shall, for any reason, be held to be invalid or unenforceable, this Agreement shall be construed as though it did not contain such invalid or unenforceable provision, and the rights and obligations of the parties hereto shall continue in full force and effect and shall be construed and enforced in accordance with the remaining provisions hereof.

13. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

14. Paragraph Headings. The paragraph headings contained in this Agreement are for convenience only and shall not affect in any manner the meaning or interpretation of this Agreement.

15. Rule of Construction Relating to Ambiguities. All parties to this Agreement acknowledge that they have each carefully read and reviewed this Agreement with their respective counsel and/or other representative, and therefore, agree that the rule of construction that ambiguities shall be construed against the drafter of the document shall not be applicable.

MAGELLAN CAPITAL CORP. PROFIT SHARING PLAN	TONBRIDGE, LLC
Dempsey Mork, Trustee	Dempsey Mork, Manager
Dempsey Mork	Wenjian Liu